UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

KENTUCKY BANCSHARES, INC.
(Exact Name of Registrant as specified in Charter)

   Kentucky                  000-52598              61-0993464
 (State or other            (Commission            (IRS Employer
  jurisdiction of           File Number)        Identification No.)
  incorporation)


P.O. Box 157, Paris, Kentucky                          40362-0157
(Address of principal executive offices)               (Zip code)

(859) 987-1795
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
?
INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 17, 2016, the Registrant's Board of Directors amended the Registrant's Amended and Restated Bylaws. A copy of the Amendment to Amended and Restated Bylaws is attached hereto as Exhibit 3 and incorporated by reference herein. The amended Bylaws are now consistent with the Articles of Incorporation regarding (a) the procedure to remove a director and (b) the term of a director who is appointed by the Board of Directors to fill a vacancy on the Board.

Item 9.01.  Financial Statements and Exhibits.

Exhibit 3 - Amendment to Amended and Restated Bylaws of Kentucky
Bancshares, Inc.

Forward-Looking Statements

       Except for historical information contained herein, the discussion in this Report may include certain forward looking statements based upon management expectations. Actual results and experience could differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Factors which could cause future results to differ from these expectations include the following: change in economic conditions in the markets we serve; changes in laws or regulatory enforcement; monetary and fiscal policies of the federal government; changes in interest rates; demand for financial services; the impact of our continuing growth strategy; and other factors, including various risk factors set forth in our most recent annual report on Form 10-K and in other reports we file from time to time with the Securities and Exchange Commission. Our annual report on Form 10-K and these other reports are available publicly on the SEC website, www.sec.gov, and on the Company's website, www.kybank.com.


SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           KENTUCKY BANCSHARES, INC.



Date: May 18, 2016			By   /s/ Gregory J. Dawson
                                                Gregory J. Dawson
                                                Chief Financial Officer